UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2012

Shopoff Properties Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-139042	20-5882165
(Commission File Number)	(IRS Employer Identification No.)

2 Park Plaza Suite 700, Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

(877) 874-7348

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01 Regulated FD Disclosure.

Item 8.01. Other Events.

Item 9.01 Financial Statements and Exhibits.

SIGNATURE

EXHIBIT INDEX

EX-99.1

ITEM 7.01 REGULATION FD DISCLOSURE

A letter to Shopoff Properties Trust Inc.’s (the “Company”) stockholders regarding its estimated value per share is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of Form 8-K and the attached Exhibit 99.1 are furnished to the SEC, and shall not be deemed to be “filed” with the SEC for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act regardless of any general incorporation language in such filing.

ITEM 8.01 OTHER EVENTS

Estimated Value Per Share

On February 20, 2012, the Company’s board of directors approved a basic estimated value per share of the Company’s common stock of $6.56 and a fully diluted estimated value per share of the Company’s common stock of $6.24 based on an equal weighted average of (i) the estimated value of the Company’s assets less the estimated value of the Company’s liabilities, or adjusted net asset value method, and (ii) the present value of future expected income of the Company, discounted for risk, or discounted cash flow method, divided by the actual number of shares outstanding for the basic estimated value per share and anticipated number of shares outstanding for the fully diluted estimated value per share, all as of December 31, 2011. There have been no material changes between December 31, 2011 and the date of this filing to the net values of the Company’s assets and liabilities that existed at December 31, 2011. The Company is providing this estimated value per share to assist broker dealers that participated in the Company’s initial public offering in meeting their customer account statement reporting obligations under the National Association of Securities Dealers Conduct Rule 2340 as required by the Financial Industry Regulatory Authority (“FINRA”).

The estimated value per share was based upon the recommendation and valuation by Newport Valuations, Inc. (“Newport”), an independent third-party firm hired by the Company to complete said valuation, based on the methodologies and assumptions described further below. With regard to the valuation of its real estate properties, the Company engaged two firms, CB Richard Ellis, Inc. (“CBRE”), and Kitty Siino & Associates, Inc. (“Siino”), both independent third-party real estate valuation firms, to prepare real estate valuations for the real estate properties owned by the Company. These real estate valuations by CBRE and Siino were then provided to Newport with Shopoff Advisors LP (the “Advisor”), the Company’s external advisor, providing Newport with certain historical and prospective Company financial information. The estimated value per share recommendation and valuation by Newport was then reviewed by the Advisor, who reviewed both the CBRE and Siino real estate valuations, and the methodologies and assumptions used in determining Newport’s valuation conclusions, and shared with the Company’s board of directors its views regarding the reasonableness of such methodologies and valuation conclusions. Nothing in the CBRE and Siino real estate valuations caused the board of directors to question the reasonableness of Newport’s valuation of the Company’s common stock. After considering all information provided in light of the board of directors’ extensive knowledge of the Company’s assets, the board of directors unanimously agreed upon the estimated values per share of $6.56 and $6.24, which determination is ultimately and solely the responsibility of the board of directors.

FINRA rules provide no guidance on the methodology an issuer must use to determine its estimated value per share. The estimated value per share does not represent the fair value of the Company’s assets less its liabilities according to U.S. generally accepted accounting principles (“GAAP”), nor does it represent a liquidation value of the Company’s assets and liabilities or the amount at which the Company’s shares of common stock would trade on a national securities exchange.

Process and Methodology

The Company’s goal in calculating an estimated value per share is to arrive at a value that is reasonable and supportable using what the Company, its Advisor, and Newport deem to be appropriate valuation methodologies and assumptions under then current circumstances in accordance with the Company’s Estimation Valuation Policy.

In arriving at the estimated value per share, the Advisor discussed with Newport the valuation methodologies that it believes are standard and acceptable in the real estate industry for the types of assets held by the Company.  Following Newport’s calculation of the estimated value per share, our board of directors met on February 20, 2012 to review in detail and consider the valuation analyses prepared by Newport. At the February 20, 2012 meeting, our Advisor presented a report to the board of directors with an estimated per share value, and the board of directors conferred with the Advisor regarding the methodologies and assumptions used by Newport.

The following is a summary of the valuation methodologies used by Newport to value the Company’s assets and liabilities:

Adjusted Net Asset Value Method: The value of the shares of an investment or real estate holding company is closely related to the value of the assets underlying the stock, according to Revenue Ruling 59-60, The first step in using the Adjusted Net Asset Value Method is to obtain a balance sheet as close as possible to the valuation date. Each recorded asset and liability must be examined and adjusted to fair value, to derive the fair value of the equity of the business under the asset approach.

As of December 31, 2011, the Company’s assets included the following: (1) cash; (2) one notes receivable; (3) prepaid expenses; (4) fixed assets; and (4) real estate investments. The Company’s Advisor engaged independent third-party appraisal firms to provide values for all real estate properties owned by the Company. Liabilities included (1) accounts payable; (2) other accrued expenses; and (3) mortgages. Newport reviewed the assets of the Company and made adjustments to reflect each asset to fair value or replacement value. Liabilities were also adjusted to fair value which approximated book value. The resultant adjusted asset minus liability values were used to determine the adjusted net asset value of the Company.

Discounted Cash Flow Method: The discounted cash flow method calculates the present value of the estimated future cash flows, discounted to reflect the time value of money as well as the associated business and economic risks of the business. The sum of the present value of invested capital cash flows during the forecast period, less the market value of interest-bearing debt, provides an indication of equity value. For going concerns with a history of growth and profitability, this method is recognized as the most theoretically supported indicator of value. However, this method requires estimates of risk and projections of income, expenses, investments and liabilities that are difficult to project.

Limitations of Estimated Value Per Share

As mentioned above, the Company is providing this estimated value per share to assist broker dealers that participated in the Company’s initial public offering in meeting their customer account statement reporting obligations. As with any valuation methodology, Newport’s methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share. Accordingly, with respect to the estimated value per share, the Company can give no assurance that:

•	a stockholder would be able to resell his or her shares at this estimated value;
•	a stockholder would ultimately realize distributions per share equal to the Company’s estimated value per share upon liquidation of the Company’s assets and settlement of its liabilities or a sale of the Company;
•	the Company’s shares of common stock would trade at the estimated value per share on a national securities exchange;
•	an independent third-party appraiser or other third-party valuation firm would agree with the Company’s estimated value per share; or
•	the methodology used to estimate the Company’s value per share would be acceptable to FINRA or for compliance with ERISA reporting requirements.

Further, the estimated value per share as of December 31, 2011 is based on a equal weighted average of (i) the estimated value of the Company’s assets less the estimated value of the Company’s liabilities, or net asset value, and (ii) the present value of future expected income of the Company, discounted for risk, or income value, divided by the actual number of shares outstanding for the basic estimated value per share and anticipated number of shares outstanding for the fully diluted estimated value per share, all as of December 31, 2011. The value of the Company’s shares will fluctuate over time in response to developments related to individual assets in the portfolio and the management of those assets and in response to the real estate and finance markets. The Company currently expects to engage Newport, CBRE, Siino and/or similar independent valuation firms to update the estimated value per share in December 2012, but is not required to update the estimated value per share more frequently than every 18 months.

Dividend Reinvestment Plan

The Company does not currently have a dividend reinvestment plan and as of December 31, 2011, has not made any distributions to shareholders.

Share Redemption Program

The Company does not currently have a share redemption program.

Forward-Looking Statements

 The foregoing includes forward-looking statements. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. The valuation methodology for the Company’s real estate investments assumes the properties realize the expected exit revenues anticipated by the Company. Though these are the Company’s and the Advisor’s best estimates as of December 31, 2011, the Company can give no assurance in this regard. These statements also depend on factors such as the Company’s ability to maintain sufficient liquidity to hold its real estate investments until the real estate market and third-party buyer demand improves, the Company’s ability to make required payments under its loan obligations, and other risks identified in Part I, Item IA of the Company’s annual report on Form 10-K and its quarterly reports filed with the SEC. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of the Company estimated value per share.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Ex.	Description

99.1	Information for Stockholders

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOPOFF PROPERTIES TRUST, INC.

Date: February 29, 2012	By:	/s/ William A. Shopoff
William A. Shopoff President, Chief Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.	Description

99.1	Information for Stockholders